D1380668

1571068 OUT

FILED
Secretary of State
State of California
DEC 30 2016

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"RETROSPETTIVA, INC.", A CALIFORNIA CORPORATION,

WITH AND INTO "AMMO, INC." UNDER THE NAME OF "AMMO, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2016, AT 12 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF DECEMBER, A.D. 2016.

Jeffrey W. Bullock, Secretary of State

6181418 8100M
SR# 20167346365

Authentication: 203613859
Date: 12-30-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

D1380668

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 12/28/2016
FILED 12:00 PM 12/28/2016
SR 20167293587 - File Number 6181418

STATE OF DELAWARE CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is AMMO, Inc. ______, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Retrospettiva, Inc., a California corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is AMMO, Inc. ______, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 100,000,000 Common Stock, no par;1,000,000 Preferred/nopar.

SIXTH: The merger is to become effective on December 30, 2016.

SEVENTH: The Agreement of Merger is on file at AMMO, Inc., 6401 E. Thomas Rd., #106, Scottsdale, AZ 85260, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 21st day of December, A.D., 2016.

By: ______
Authorized Officer

Name: Fred W. Wagenhals
Print or Type

Title: CEO/Secretary

D1380668

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "AMMO, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 2017, AT 11:57 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

6181418 8100
SR# 20170145625

Authentication: 201845885
Date: 01-10-17

D1380668

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:57 AM 01/06/2017
FILED 11:57 AM 01/06/2017
SR 20170089595 - File Number 6181418

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

AMMO, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is AMMO, Inc..
2. That a Certificate of Merger of Foreign Corp into Domestic
(Title of Certificate Being Corrected)
was filed by the Secretary of State of Delaware on 12/28/2016 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate is: (must be specific)

   Article Fifth has the wrong stated authorized common stock of the Foreign corporation.

4. Article Fifth of the Certificate is corrected to read as follows:

   15,000,000 Common Stock, no par value;
   1,000,000 Preferred Stock, no par value.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 6th day of January A.D. 2017.

By: [signature]
Authorized Officer

Name: Fred W. Wagenhals
Print or Type

Title: CEO/ Secretary

I hereby certify that the foregoing transcript of 4 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

JAN 13 2017

Date:

ALEX PADILLA, Secretary of State